UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2006

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2006, Bowne & Co., Inc. announced that John J. Walker was appointed Senior Vice President and Chief Financial Officer of the Company. The appointment was made by the Company's Board of Directors on August 1, 2006 and his employment will commence on September 18, 2006. Mr. Walker, 53 years old, served as Senior Vice President, Chief Financial Officer and Treasurer of Loews Cineplex Entertainment Corp. during the past five years.

Mr. Walker's compensation includes a base salary at the rate of $325,000 per annum. Mr. Walker is eligible to participate in the Company's Annual Incentive Plan with a 2006 award based on the Company's achievement of certain financial targets and strategic goals, as well as other benefits including participation in the Company's Long-Term Equity Incentive Plan, participation in the Company's Supplemental Executive Retirement Plan and a company car in accordance with the Company's automobile policy. It is anticipated that Mr. Walker will receive options under the Company’s Incentive Stock Option Plan, subject to the approval of the Compensation and Management Development Committee of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

August 8, 2006	By:	Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary